EXHIBIT 3.2
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ALLSTAR SYSTEMS, INC.

                                    ARTICLE I

                                      NAME

    The name of the corporation is ALLSTAR SYSTEMS, INC. (the "Corporation").

                                   ARTICLE II

                                REGISTERED AGENT

        The address of its registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, Newcastle County. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                                     PURPOSE

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").


                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

        The amount of the total authorized capital stock of the Corporation is 50,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

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        A. ISSUANCE OF PREFERRED STOCK. Preferred Stock may be issued from time to time by the board of directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the DGCL (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series, all to the maximum extent permitted by the DGCL as in effect on the date hereof or as hereafter amended. The vested authority of the board of directors with respect to each series shall include, but not be limited to, the determination of the following:

               (1) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 5,000,000);

               (2) The annual dividend rate, if any, on shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

               (3) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (4) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or purchase fund and, if so, the terms of such obligation;

               (5) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, any stock of any series of the same class or any other class or classes or any evidence of indebtedness and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (6) whether the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights,

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        including, without limitation, whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;

               (7) the rights of the shares of such series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;

               (8) whether the shares of such series shall be entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issuance of any additional stock (including additional shares of such series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

               (9) any other relative, rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan after the date hereof, relating to any such series.

Except where otherwise set forth in the resolution or resolutions adopted by the board of directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

        B. REDEEMED OR REQUIRED SHARES OF PREFERRED STOCK. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

        C. INCREASE IN AUTHORIZED PREFERRED STOCK. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders

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of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

        D. DENIAL OF PREEMPTIVE RIGHTS. No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

        E. DENIAL OF CUMULATIVE VOTING. No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

                                    ARTICLE V

                                    EXISTENCE

        The existence of the Corporation is to be perpetual.

                                   ARTICLE VI

                               DIRECTOR LIABILITY

        No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VI shall not eliminate or limit the liability of a director:

                (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

                (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

                (3) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or

                (4) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No

                                        4

amendment to or repeal of this Article VI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

                                   ARTICLE VII

                                 INDEMNIFICATION

        A. MANDATORY INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter from time to time be amended, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

        B. PREPAYMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in

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effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this
Article VIII or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's board of directors deems appropriate.

        C. VESTING. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article VIII shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article VIII which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

        D. ENFORCEMENT. If a claim under Section A or Section B or both Sections A and B of this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the

                                        6

best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

        E. NONEXCLUSIVE. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of by the stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

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        F. PERMISSIVE INDEMNIFICATION. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article VII may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the board of directors.

        G. INSURANCE. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Corporation's bylaws, the provisions of this Article VII, the DGCL or other applicable law.

        H. OTHER ARRANGEMENTS FOR INDEMNIFICATION. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article VII, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance,
(3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation or (4) establish a letter of credit, guaranty or surety arrangement.


                                  ARTICLE VIII

                               BOARD OF DIRECTORS

        All powers of the Corporation shall be vested in and exercised by or under the direction of the board of directors except as otherwise provided herein or required by law.

        For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its directors and stockholders, it is further provided:

        A. NUMBER OF BOARD. The number of directors constituting the initial board of directors shall be five.

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        B. QUORUM. A majority of the number of directors constituting the board of directors will constitute a quorum for the transaction of business at meetings of the board of directors.

        C. REQUISITE VOTE. The requisite vote or concurrence of the board of directors required to take board action shall be the vote or concurrence of a majority of the directors present at the meeting at which a quorum is present.

        D. ACTION WITHOUT A MEETING. Any action required or permitted by law or by the Certificate of Incorporation or the bylaws of the Corporation to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, shall have been signed by all the members of the board of directors or such committee.

        E. VACANCIES. Any vacancy occurring in the board of directors or any directorship to be filled by reason of an increase in the number of directors shall be filled exclusively by election at an annual or special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

        F. ADVANCE NOTICE OF NOMINATIONS. Advance notice of nominations for the election of directors, other than by the board of directors or a Committee thereof, shall be given in the manner provided in the Bylaws.

        G. REMOVAL. Any director may be removed from office only for cause and only by the affirmative vote of the holders of the holders of two-thirds or more of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if during a director's term as director of the Corporation: (a) such director has been convicted of a felony involving moral turpitude by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) there is proof beyond a reasonable doubt that the director whose removal is proposed has committed grossly negligent or wilful conduct resulting in a material detriment to the Corporation; or (c) such director has committed a material breach of fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

        H. STOCKHOLDER ACTION. Stockholder action can only be taken at an annual or special meeting, and stockholders are prohibited from taking action without a meeting. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the board of directors by the written order of a majority of the entire board of directors, upon the written request of stockholders owning two-thirds or more of the

                                       9

entire capital stock of the Corporation issued and outstanding and entitled to vote, stating the purpose of such meeting delivered to the Chairman of the Board, the President or the Secretary.

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        I. AMENDMENTS OF BYLAWS. The board of directors shall have the power to make, alter, amend and repeal the bylaws. Any bylaws made by the board of directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders; provided, however, that the bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of at least two-thirds of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, and in the case of bylaws relating to (i) the prohibition of stockholder action without a meeting; (ii) the number, election and term of the Corporation's directors; (iii) the prohibition of, or limitation on, stockholders calling a special meeting; or (iv) the removal of directors, without the affirmative vote of at least two-thirds of the voting power of the then outstanding shares entitled to vote generally at the election of directors, voting together as a single class.

        J. AMENDMENTS OF CERTIFICATE OF INCORPORATION. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of two-thirds of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article VIII or any provision hereof.

        K. ELECTION BY WRITTEN BALLOT. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                   ARTICLE IX

                                  INCORPORATOR

        The name and address of the incorporator is James H. Long, 6401 Southwest Freeway, Houston, Texas 77074.


Dated: August 20, 1996                      \s\ JAMES H. LONG
                                                James H. Long, Incorporator

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